EXECUTED COPY

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of March 2, 2011 by and among INTEGRAMED AMERICA, INC. (the "Borrower"); the financial institutions signing below and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Loan Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the "Agent").

RECITALS

A.           The Borrower, the financial institutions party thereto as Lenders and the Agent are parties to the Third Amended and Restated Loan Agreement dated as of May 21, 2010 (as in effect from time to time, the "Loan Agreement").  Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

B.           The Borrower has requested certain amendments to the Loan Agreement.  The Administrative Agent and the Lenders signing below are willing to effect such amendment on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.           AMENDMENTS TO LOAN AGREEMENT.  Subject to the satisfaction of each of the conditions set forth herein, the Loan Agreement is hereby amended as follows:

A.           Section 1.01 of the Loan Agreement is hereby amended by amending the definition of "Unfunded Capital Expenditures" to read in its entirety as follows:

"'Unfunded Capital Expenditures' means for any period, all Capital Expenditures made in cash during such period to the extent such Capital Expenditures (i) were not financed from proceeds of any Indebtedness, or (ii) were not financed from proceeds of the $19,000,000 in equity invested in the Borrower in the fiscal year ending December 31, 2010."  For purposes of determining Unfunded Capital Expenditures hereunder in the calculation of the Fixed Charges Coverage Ratio, the first $19,000,000 in Capital Expenditures incurred by the Borrower any time from and after April 1, 2010 shall be deemed not to constitute Unfunded Capital Expenditures.

B.           Section 6.12(d) of the Loan Agreement is hereby amended to read in its entirety as follows:

"(d)           Minimum Consolidated EBITDA:  Maintain the Consolidated EBITDA as of the end of any fiscal quarter of Borrower set forth in the table below of at least the Dollar amount set forth opposite such fiscal quarter in the table below:

Fiscal Quarter Ending	Dollar Amount
June 30, 2010	$15,500,000.00

September 30, 2010	$15,500,000.00
December 31, 2010 and each fiscal quarter through March 31, 2012	$16,000,000.00
June 30, 2012 and each fiscal quarter thereafter	$18,000,000.00

For purposes of this Section 6.12(d), Consolidated EBITDA shall be calculated for the then most recently completed Test Period in respect of the applicable date of determination."

C.           No Further Amendments. Except as specifically amended hereby, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

II.           REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Borrower hereby represents and warrants to, and covenants and agrees with, the Agent and the Lenders that:

A.           The execution and delivery of this Amendment has been duly authorized by all requisite action on the part of the Borrower.

B.           The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date).  No event has occurred or failed to occur, which constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

C.           This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

III.           CONDITIONS.  This Amendment is subject to the following conditions:

A.           The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

1.           This Amendment;

2.           Payment to the Agent on behalf of the Lenders signing below on or before 5:00 p.m. (New York time) March 2, 2011 of an amendment fee in the amount of $48,000 (to be shared pro rata based upon such approving Lender’s Total Outstandings (including risk participation in L/C Obligations and Swing Line Loans) and unused Revolving Commitments; and

3.           Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

B.           All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

IV.           MISCELLANEOUS.

A.           As provided in the Agreement, the Borrower agrees to reimburse the Bank upon demand for all out-of-pocket costs and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with this Amendment and the other agreements and instruments and documents executed pursuant hereto.

B.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflict of laws principles).

C.           This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

INTEGRAMED AMERICA, N.A.

By: /s/Timothy Sheehan
Name: Timothy Sheehan Title: VP Finance

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/Angelo M. Martorana
Name: Angelo M. Martorana
Title: Assistant Vice President

BANK OF AMERICA, N.A., as L/C Issuer and as Swing Line Lander

By: /s/Steven J. Melicharek
Name: Steven J. Melicharek
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/Steven J. Melicharek
Name: Steven J. Melicharek
Title: Senior Vice President

Signature Page to First Amendment to Third Amended and Restated Loan Agreement

TD BANK, N.A., as Lender

By: /s/Emily Alfieri-Weinberg
Name: Emily Alfieri-Weinberg Title: Vice President

Signature Page to First Amendment to Third Amended and Restated Loan Agreement

WEBSTER BANK, N.A., as a Lender

By: /s/Michael P. McGovern
Name: Michael P. McGovern Title: Vice President

Signature Page to First Amendment to Third Amended and Restated Loan Agreement